UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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FirstEnergy Announces Plan for Virtual Annual Meeting of Shareholders

Company to hold this meeting as a virtual event for another year.

FirstEnergy announced its 2022 Annual Meeting of Shareholders will be a virtual meeting, instead of an in-person event. The live audio webcast will take place at 8 a.m. EDT on Tuesday, May 17, 2022, with online access beginning at 7:30 a.m. EDT.

All FirstEnergy shareholders as of the close of business on March 18, 2022, the record date for the annual meeting, are invited to attend the live virtual meeting. Any eligible shareholder who wishes to join the live webcast must follow the steps below to preregister for the event prior to 9 a.m. EDT on May 16, 2022.

Instructions to Preregister for the Virtual Meeting

Shareholders who held shares registered directly in their name with our transfer agent, American Stock Transfer & Trust Company, LLC; participants in the FirstEnergy Corp. Savings Plan; or employees who hold unvested registered stock as of the March 18, 2022 record date, may preregister to access and participate in the meeting by visiting www.cesonlineservices.com/fe22_vm, then entering the control number printed on your Proxy Card or meeting notice and following the instructions to complete your registration request.

If you owned shares through a bank, brokerage or other institutional account as of the March 18, 2022 record date, you may also preregister to access and participate in the meeting by visitingwww.cesonlineservices.com/fe22_vm. Please have your voting instruction form, Notice of Internet Availability, or other communication containing your control number available and follow the instructions to complete your registration request, including uploading a copy of one of these documents. If you wish to vote your shares online during the meeting rather than submitting your voting instructions before the meeting, you will need to contact your bank, broker or other institution to obtain a legal proxy form that you must submit electronically with your ballot during the meeting using a PDF, JPEG, GIF or PNG file format.

After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting.

Questions at the Meeting

During the webcast, participants will be invited to submit questions to FirstEnergy by accessing the “Ask a Question” text box.

Questions pertinent to the Annual Meeting and related to our business presentation during the webcast will be answered during the webcast, subject to time constraints. To allow us to answer as many questions as possible, shareholders are limited to one question/topic. Applicable questions that cannot be answered live due to time constraints will be posted and answered at www.FirstEnergyCorp.com/AnnualMeeting as soon as practical after the meeting. FirstEnergy asks participants to follow its meeting Rules of Conduct, which will be on the event website.

If You Need Assistance

If you need assistance obtaining a legal proxy, registering in advance for the virtual meeting, or voting, please contact our proxy solicitor, Morrow Sodali, toll-free at 1-800-461-0945.

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